EXHIBIT 23.1
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                        [LETTERHEAD OF DELOITTE & TOUCHE]



                         Independent Auditor's Consent


We consent to the inclusion in this annual report of ARC Energy Trust on Form 40-F of our report dated January 27, 2003 on our audit of the consolidated balance sheets of ARC Energy Trust as at December 31, 2002 and 2001 and the consolidated statements of income and accumulated earnings and cash flows for the years ended December 31, 2002 and 2001.


(SIGNED)  DELOITTE & TOUCHE LLP

Chartered Accountants
Calgary, Alberta

May 16, 2003